EXHIBIT 10.4

FIFTH AMENDMENT TO THE

UNIFIRST CORPORATION

AMENDED 1996 STOCK INCENTIVE PLAN

In accordance with the provisions of the UniFirst Corporation 1996 Amended Stock Incentive Plan, as amended (the “Plan”), the Plan is hereby amended as follows:

1.	Section 14(d)(ii) is hereby amended and restated as follows:

“the consummation of (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.”

2.	Except as modified herein, the Plan is not modified in any respect and remains in full force and effect.

Approved by the Board of Directors: January 12, 2010